Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:	Company	Investor Relations
	Ned Mavrommatis	Liolios Group, Inc.
	Chief Financial Officer	Scott Liolios or Matt Glover
	201-996-9000	949-574-3860
	ned@id-systems.com	info@liolios.com

I.D. Systems Reports First Quarter Financial Results

Revenue Up 28%

Woodcliff Lake, NJ, May 9, 2011—I.D. Systems, Inc. (NASDAQ: IDSY), a leading provider of wireless solutions for tracking, securing and managing high-value enterprise assets, today reported financial results for the three months ended March 31, 2011.

  Revenue for the first quarter of 2011 increased 28% to $7.8 million from $6.1 million for the same period a year ago. The increase was primarily attributable to increased sales of I.D. Systems’ wireless industrial vehicle management systems.
  Gross margin for the first quarter of 2011 was 53%, reflecting price stability, high-margin recurring service contract revenue, and management’s focus on product cost controls.
  Selling, general and administrative expenses and research and development expenses decreased 21% compared to the first quarter a year ago. The decrease reflects management’s continued efforts to reduce operating costs, primarily by integrating the operations of Asset Intelligence, which I.D. Systems acquired in January of 2010.
  Excluding stock-based compensation and depreciation and amortization, non-GAAP net loss for the first quarter of 2011 improved to $852,000, or ($0.08) per basic and diluted share, from a non-GAAP net loss of $3.2 million, or ($0.28) per basic and diluted share, for the first quarter a year ago.
  Net loss for the first quarter of 2011 improved to $1.8 million, or ($0.16) per basic and diluted share, from a net loss of $4.1 million, or ($0.36) per basic and diluted share, for the first quarter of 2010.

Additional highlights for the first quarter of 2011 included:

  Continuing business with key customers such as 3M, American Airlines, Audi, Caterpillar, Ford, Knight Transportation, Nestlé, the U.S. Postal Service, Walgreens, and Wal-Mart.
  Increasing business development through channel partners, who sold I.D. Systems’ industrial vehicle management systems to new customers in the apparel, electronics, retail, grocery, and package delivery industries.
  Receipt of initial orders for PowerBox™, a pre-configured, remotely hosted, subscription-based vehicle management system targeted at customers seeking basic, easy-to-deploy fleet management functions.
  Initial shipments of SafeNav™ Powered by Garmin™, an on-vehicle GPS-based navigation and alert system designed to provide airport vehicle operators with real-time situational awareness to help avoid accidental runway incursions.

  An “Innovator of the Year” award won by Asset Intelligence customer Marten Transport, which used the VeriWise™ trailer management system to control refrigerated trailer temperatures in a new way, resulting in savings of more than $1.5 million annually.

“The momentum we built in the second half of 2010 continued into the first quarter of 2011,” said Jeffrey Jagid, I.D. Systems’ chairman and chief executive officer. “We continue to execute on our growth strategy, which is reflected in these quarterly results, including double-digit top-line revenue growth, a foundation of recurring service contract revenue, a healthy gross margin, continued success in controlling operating costs, and a strong balance sheet with no debt.”

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As of March 31, 2011, I.D. Systems had $26.0 million in cash, cash equivalents and marketable securities, and $24.3 million of working capital.

Under a stock repurchase program instituted in November, 2010, I.D. Systems has acquired 125,000 shares of its common stock at an aggregate purchase price of $511,000, as of March 31, 2011. The program authorizes the repurchase of issued and outstanding shares of up to $3 million in aggregate value.

Investor Conference Call

I.D. Systems will hold a conference call for investors and analysts today, May 9, 2011, at 4:45 p.m. Eastern time. Jeffrey Jagid, chairman and chief executive officer, will lead a discussion on the results of the quarter and recent developments. After opening remarks and a discussion of the quarter, there will be a question and answer period. The conference call will be broadcast live over the Internet via the Investors section of the company’s website at www.id-systems.com. To listen to the live call, go to the website at least 10 minutes early to download and install any necessary audio software.

About I.D. Systems

Based in Woodcliff Lake, New Jersey, with subsidiaries in Germany and the United Kingdom, I.D. Systems is a leading provider of wireless solutions for securing, controlling, tracking, and managing high-value enterprise assets, including vehicles, powered equipment, trailers, containers, and cargo. The company’s patented technologies address the needs of organizations to monitor and analyze their assets to improve safety, security, efficiency, and productivity. For more information, please visit www.id-systems.com.

Non-GAAP Measures

To supplement its consolidated financial statements presented in accordance with GAAP, I.D. Systems provides certain non-GAAP measures of financial performance.  These non-GAAP measures include non-GAAP net income/loss and non-GAAP net income/loss per basic and diluted share.  Reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results.  These non-GAAP measures are provided to enhance investors’ overall understanding of I.D. Systems’ current financial performance.  Specifically, I.D. Systems believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results and business outlook.  Reconciliation to the nearest GAAP measure of all non-GAAP measures included in this press release can be found in the financial tables included in this press release.

“Safe Harbor” Statement

This press release contains forward looking statements within the meaning of federal securities laws. Forward-looking statements include statements with respect to I.D. Systems’ beliefs, plans, goals, objectives, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond I.D. Systems’ control, and which may cause its actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.  All statements other than statements of historical fact are statements that could be forward-looking statements.  For example, forward-looking statements include: statements regarding prospects for additional customers; market forecasts; projections of earnings, revenues, synergies, accretion or other financial information; and plans, strategies and objectives of management for future operations, including integration plans in connection with acquisitions. The risks and uncertainties referred to above include, but are not limited to, future economic and business conditions, the loss of key customers or reduction in the purchase of products by any such customers, the failure of the market for I.D. Systems’ products to continue to develop, the possibility that I.D. Systems may not be able to integrate successfully the business, operations and employees of acquired businesses, the inability to protect I.D. Systems’ intellectual property, the inability to manage growth, the effects of competition from a variety of local, regional, national and other providers of wireless solutions, and other risks detailed from time to time in I.D. Systems’ filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2010. These risks could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, I.D. Systems. I.D. Systems assumes no obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether as a result of new information, future events or otherwise.

-- Tables to Follow --

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I.D. Systems, Inc. and Subsidiaries

Statement of Operations Data

(Unaudited)

	Three Months Ended
	March 31,
	2010	2011
Revenue:
Products	$2,023,000	$3,804,000
Services	4,101,000	4,030,000
	6,124,000	7,834,000
Cost of Revenue:
Cost of products	975,000	2,181,000
Cost of services	1,764,000	1,492,000
	2,739,000	3,673,000

Gross Profit	3,385,000	4,161,000

Selling, general and administrative expenses	6,474,000	5,095,000
Research and development expenses	1,154,000	906,000

Loss from operations	(4,243,000)	(1,840,000)
Interest income	209,000	47,000
Interest expense	(30,000)	—
Other income, net	1,000	28,000

Net loss	$(4,063,000)	$(1,765,000)

Net loss per share – basic and diluted	$(0.36)	$(0.16)

Weighted average common shares outstanding – basic and diluted	11,185,000	11,189,000

I.D. Systems, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

	Three Months Ended March 31, 2010	Three Months Ended March 31, 2011
Net loss attributable to common stockholders	$(4,063,000)	$(1,765,000)
Depreciation and amortization	432,000	605,000
Stock-based compensation	454,000	308,000
Non-GAAP net loss	$(3,177,000)	$(852,000)
Non-GAAP net loss per share – basic and diluted	$(0.28)	$(0.08)

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I.D. Systems, Inc. and Subsidiaries

Balance Sheet Data

	December 31, 2010*	March 31, 2011
		(Unaudited)
ASSETS
Cash and cash equivalents	$14,491,000	$11,049,000
Investments – short term	4,565,000	6,692,000
Interest receivable	53,000	70,000
Accounts receivable, net	7,044,000	5,512,000
Note and sales-type lease receivable – current	353,000	277,000
Unbilled receivables	—	134,000
Inventory, net	7,295,000	7,720,000
Prepaid expenses and other current assets	1,211,000	2,219,000
Deferred costs – current	1,159,000	1,772,000
Total current assets	36,171,000	35,445,000

Investments – long term	9,364,000	8,211,000
Note and sales-type lease receivable – long term	839,000	943,000
Deferred costs – long term	2,978,000	2,874,000
Fixed assets, net	3,853,000	3,597,000
Goodwill	1,837,000	1,837,000
Intangible assets, net	5,571,000	5,277,000
Other assets	272,000	272,000
	$60,885,000	$58,456,000

LIABILITIES
Accounts payable and accrued expenses	$9,141,000	8,160,000
Deferred revenue	2,186,000	3,023,000
Total current liabilities	11,327,000	11,183,000
Deferred rent	199,000	280,000
Deferred revenue	4,614,000	4,038,000
Total liabilities	16,140,000	15,501,000
Commitments and Contingencies

STOCKHOLDERS' EQUITY
Preferred stock; authorized 5,000,000 shares, $.01 par value; none issued	—	—
Common stock; authorized 50,000,000 shares, $0.01 par value; 12,491,000 and 12,547,000 shares issued at December 31, 2010 and March 31, 2011, respectively; shares outstanding, 11,242,000 and 11,195,000 at December 31, 2010 and March 31, 2011, respectively	121,000	121,000
Additional paid-in capital	105,156,000	105,538,000
Accumulated deficit	(49,470,000)	(51,235,000)
Accumulated other comprehensive (loss) income	(37,000)	15,000
	55,770,000	54,439,000
Treasury stock, at cost	(11,025,000)	(11,484,000)
Total stockholders’ equity	44,745,000	42,955,000
Total liabilities and stockholders’ equity	$60,885,000	$58,456,000

*Derived from audited balance sheet as of December 31, 2010.

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I.D. Systems, Inc. and Subsidiaries

Statement of Cash Flow Data

(Unaudited)

	Three Months Ended March 31,
	2010	2011
Cash flows from operating activities:
Net loss	$(4,063,000)	$(1,765,000)
Adjustments to reconcile net loss to cash used in operating activities:
Bad debt expense	16,000	73,000
Accrued interest income	(34,000)	(17,000)
Stock-based compensation expense	454,000	308,000
Depreciation and amortization	432,000	605,000
Deferred rent expense	—	81,000
Changes in:
Accounts receivable	1,011,000	1,501,000
Unbilled receivables	—	(134,000)
Note and lease receivable	74,000	(28,000)
Inventory	715,000	(422,000)
Prepaid expenses and other assets	(483,000)	(1,008,000)
Deferred costs	(494,000)	(509,000)
Deferred revenue	802,000	261,000
Accounts payable and accrued expenses	(1,360,000)	(914,000)
Net cash used in operating activities	(2,930,000)	(1,968,000)

Cash flows from investing activities:
Expenditures for fixed assets	(506,000)	(55,000)
Business acquisition	(15,000,000)	—
Purchase of investments	(2,751,000)	(984,000)
Maturities of investments	9,877,000	—
Net cash used in investing activities	(8,380,000)	(1,039,000)

Cash flows from financing activities:
Proceeds from exercise of stock options	3,000	35,000
Purchase of treasury shares	—	(412,000)
Principal payments on line of credit	(2,187,000)	—
Net cash used in financing activities	(2,184,000)	(377,000)

Effect of foreign exchange rate changes on cash and equivalents	(8,000)	(58,000)
Net decrease in cash and cash equivalents	(13,502,000)	(3,442,000)
Cash and cash equivalents - beginning of period	19,481,000	14,491,000
Cash and cash equivalents - end of period	$5,979,000	$11,049,000
Supplemental disclosure of cash flow information:
Cash paid for Interest	$30,000	$—
Noncash activities:
Unrealized gain (loss) on investments	$66,000	$(10,000)
Shares withheld pursuant to stock issuance	$10,000	$47,000
Accrued contingent consideration	$1,017,000	$—
Acquisition :
Fair value of assets acquired	$20,712,000	$—
Liabilities assumed	(4,695,000)	—
Less: contingent consideration potentially due	(1,017,000)	—
Net cash paid in 2010	$15,000,000	$—